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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-3 dated November 4, 1996 (No. 333-15483) of our report dated March 15, 1994 on our audit of the consolidated statements of operations, cash flows and stockholders' equity of IMRE Corporation for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1995 which is incorporated herein by reference. We also consent to the reference to our Firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.
-----------------------------
COOPERS & LYBRAND L.L.P.


Seattle, Washington
November 8, 1996